UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2021

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230 .40 5 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 7, 2021, Scott L. Bowser, Vice President, Commercial and Industrial Solutions (“CIS”) and Chief Operating Officer of Modine Manufacturing Company (the “Company”), ceased employment with the Company due to the elimination of the Vice President, CIS and Chief Operating Officer position.

The final terms of the Company’s separation arrangement with Mr. Bowser have not been determined as of the time of filing of this Current Report on Form 8-K, and will be provided by amendment to this report within four business days after such information becomes available.

Item 8.01	Other Events.

On January 7, 2021, the Company issued a press release announcing the separation of Mr. Bowser as described in Item 5.02, above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release issued January 7, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By:	/s/ Neil D. Brinker
Neil D. Brinker
President and Chief Executive Officer

Date:  January 8, 2021